Exhibit 12.1

                             Computation of Ratios of Earnings (Loss) to Fixed Charges
                                                    (Unaudited)

                                  Nine Months Ended
                                    September 30,                                Years Ended December 31,
                           -------------------------------    --------------------------------------------------------------------

                                2004           2003             2003          2002            2001          2000          1999
                                ----           ----             ----          ----            ----          ----          ----
EARNINGS (LOSS)
Earnings (loss) from
continuing  operations
before  cumulative
effect of accounting
principal                 $ (1,805,478)    $(1,880,479)     $(2,516,838)   $(5,649,682)    $(4,129,459)    $(843,261)    $(736,834)

Add fixed charges              228,816          24,673           82,392              -          67,363        61,776        13,347
                             ---------      -----------      -----------    -----------    ------------    ----------     --------

Earnings (loss)
available for fixed
charges                   $ (1,576,662)   $ (1,855,806)     $ (2,434,443) $ (5,649,682)   $ (4,062,096)   $ (781,485)   $ (723,487)
                          =============   =============     ============= =============   =============   ===========   ===========

FIXED CHARGES
Interest cost and
amortization of debt
costs and discounts
                           $ 256,746        $ 24,673           $  90,150     $     -       $  67,363        61,776        13,347
                           =========        ========           =========      =======       =========       ======        ======


Ratio of earnings
(loss) to fixed
charges                       (6)              (75)                (27)         N/A            (60)          (13)          (54)
                              ===              ====                ====         ===            ====          ====          ====
